EXHIBIT 10.27

                        REDEMPTION AND EXCHANGE AGREEMENT

         REDEMPTION AND EXCHANGE AGREEMENT (the "AGREEMENT"), dated as of May 4, 2000, by and among ProxyMed, Inc., a Florida corporation, with headquarters located at 2555 Davie Road, Suite 110, Fort Lauderdale, Florida 33317 (the "COMPANY"), and the investors listed on the Schedule of Investors attached hereto (individually, a "INVESTOR" and collectively, the "INVESTORS").

         WHEREAS:

         A. The Company and certain investors, including the Investors, have entered into that certain Securities Purchase Agreement, dated as of December 23, 1999 (the "SECURITIES PURCHASE AGREEMENT"), pursuant to which certain investors, including the Investors, purchased from the Company shares of the Company's Series B Convertible Preferred Stock (the "PREFERRED STOCK"), which are convertible into shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Company's Articles of Amendment to the Company's Articles of Incorporation filed with the Secretary of State of the State of Florida on December 23, 1999 (the "ARTICLES OF AMENDMENT");

         B. Each Investor is the holder of that number of shares of Preferred Stock set forth opposite its name on the Schedule of Investors (each a "PREFERRED SHARE" and, collectively, the "PREFERRED SHARES");

         C. Each Investor wishes to exchange, upon the terms and conditions stated in this Agreement, the warrants (the "OLD WARRANTS") issued to such Investor pursuant to the Securities Purchase Agreement for a new warrant, in substantially the form attached hereto as EXHIBIT A (the "EXCHANGED WARRANTS"), to purchase the same number of shares of Common Stock (the "EXCHANGED WARRANT SHARES") as were covered by the Old Warrant held by such Investor;

         D. The Company wishes to redeem the Preferred Shares held by the Investors and each of the Investors wishes to allow the Company to redeem, upon the terms and conditions set forth in this Agreement, such Investor's Preferred Shares, provided that the Company issue to such Investor new warrants, in substantially the form attached hereto as EXHIBIT B (the "NEW WARRANTS" and, collectively with the Exchanged Warrants, the "WARRANTS") to purchase the number of shares of Common Stock set forth opposite such Investor's name on the Schedule of Investors (the "NEW WARRANT SHARES" and, collectively with the Exchanged Warrant Shares, the "WARRANT SHARES"; and the Warrants and the Warrant Shares, collectively are referred to herein as the "SECURITIES");

         E. The exchange of the Old Warrants for the Exchanged Warrants is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of

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the Securities Act of 1933, as amended (the "1933 ACT") and the issuance of the
New Warrants is being made in reliance upon the exemption from registration provided by Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission (the "SEC") under the 1933 Act; and

         F. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as EXHIBIT C (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW THEREFORE, the Company and the Investor hereby agree as follows:

         1. EXCHANGE AND ISSUANCE OF WARRANTS.

                  a. EXCHANGE OF OLD WARRANTS AND ISSUANCE OF NEW WARRANTS. Subject to satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a), (i) the Company shall issue to each Investor and each Investor severally agrees to exchange its Old Warrant for an Exchanged Warrant to purchase a number of Exchanged Warrant Shares equal to the number of shares of Common Stock covered by the Old Warrant being exchanged by such Investor (the "INITIAL CLOSING") and (ii) the Company shall issue to each Investor a New Warrant to purchase up to that number of New Warrant Shares set forth opposite such Investor's name on the Schedule of Investors. The date of the Initial Closing (the "INITIAL CLOSING DATE") shall be the date of this Agreement, or such later date as the Company and each Investor may agree. "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

                  b. REDEMPTION OF PREFERRED SHARES. Subject to satisfaction (or waiver) of the conditions set forth in Sections 6 and 7, the Company shall redeem from each Investor and each Investor shall allow the Company to redeem from it on each Closing Date (as defined below) such Investor's pro rata portion (based on the number of Preferred Shares set forth opposite such Investor's name on the Schedule of Investors relative to 13,000 shares of Preferred Stock) of the number of Preferred Shares to be redeemed on such Closing Date, which aggregate number shall be as follows: (i) 4,000 shares of Preferred Stock at the Initial Closing on the Initial Closing Date; (ii) 2,500 shares of Preferred Stock on June 19, 2000; (iii) 2,500 shares of Preferred Stock on August 1, 2000;
(iv) 2,500 shares of Preferred Stock on August 31, 2000; and (v) 1,500 shares of Preferred Stock on September 29, 2000 (each a "REDEMPTION CLOSING" and each such date a "REDEMPTION CLOSING DATE"). The redemption price (the "REDEMPTION PRICE") to be paid by the Company for each Preferred Share being redeemed at a Redemption Closing shall be equal to 116.5% of the Conversion Amount (as defined in the Articles of Amendment) of such Preferred Share on the applicable Redemption Closing Date.

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                  c. THE CLOSING DATE. The time of each of the Initial Closing and the Redemption Closings (collectively, the "CLOSINGS") shall be 10:00 a.m., Eastern Time, on the applicable Initial Closing Date or Redemption Date (collectively, the "CLOSING DATES"), subject to satisfaction (or waiver) of the conditions to the applicable Closing set forth in Sections 6 and 7 (or such later date as is mutually agreed to by the Company and each of the Investors). Each Closing shall occur on the applicable Closing Date by facsimile, courier and wire transfer. In the event any of the parties to a Closing send the other parties written notice that a physical closing is desired, at least five (5) Business Days prior to the applicable Closing Date, then such Closing shall occur on the applicable Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

                  d. FORM OF PAYMENT. On the applicable Closing Date (i) the Company shall pay the Redemption Price to each Investor for the Preferred Shares being redeemed by the Company from such Investor at the respective Closing Date, by wire transfer of immediately available funds in accordance with such Investor's written wire transfer instructions, and (ii) each Investor shall deliver to the Company, stock certificates (the "STOCK CERTIFICATES") representing such number of the Preferred Shares which the Company is redeeming from such Investor at such Closing, duly endorsed for transfer to the Company. If the number of Preferred Shares represented by the Stock Certificate delivered by an Investor to the Company in connection with a Closing is greater than the number of Preferred Shares the Company is redeeming from such Investor at such Closing, then the Company shall, as soon as practicable and in no event later than five (5) Business Days after such Closing and at its own expense, issue and deliver to such Investor a new Stock Certificate representing the number of Preferred Shares not redeemed at such Closing.

                  e. CHANGE OF CONTROL. If on or before December 23, 2002, there occurs a Change of Control (as defined below), then concurrent with the consummation of such Change of Control the Company shall pay as a success fee an amount in cash to each Investor equal to such Investor's pro rata portion (based on the number of Preferred Shares set forth opposite such Investor's name on the Schedule of Investors relative to 13,000 shares of Preferred Stock) of $4,333,333 (the "CHANGE OF CONTROL SUCCESS FEE"). The Company shall pay the respective Change of Control Success Fee to each Investor by wire transfer of immediately available funds in accordance with each Investor's written wire instructions. For purposes of this Section 1(e), "CHANGE OF CONTROL" means (i) the consolidation, merger or other business combination of the Company with or into another person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale or transfer of all or substantially all of the Company's assets, or (iii) a purchase, tender or

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exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock. In addition, concurrent with the consummation of any Change of Control, the Company shall redeem all Preferred Shares held by the Investors immediately prior to such consummation for a price per Preferred Share equal to the Redemption Price on such date and such date shall be deemed for all purposes under this Agreement to be a Redemption Closing Date.

         2. INVESTOR'S REPRESENTATIONS AND WARRANTIES.

                  Each Investor represents and warrants with respect to only itself that:

                  a. INVESTMENT PURPOSE. Such Investor (i) is acquiring the New Warrants and (ii) upon exercise of the New Warrants, will acquire the New Warrant Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                  b. ACCREDITED INVESTOR STATUS. Such Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

                  c. RELIANCE ON EXEMPTIONS. Such Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire such Securities.

                  d. INFORMATION. Such Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Investor. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor's right to rely on the Company's representations and warranties contained in Sections 3 and 9(m) below. Such Investor understands that its investment in the Securities involves a high degree of risk. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

                  e. NO GOVERNMENTAL REVIEW. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                  f. TRANSFER OR RESALE. Such Investor understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Investor shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities.

                  g. LEGENDS. Such Investor understands that the certificates or other instruments representing the Warrants and, until such time as the sale of the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER

         SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, SUCH SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that such Securities can be sold pursuant to Rule 144. Such Investor acknowledges, covenants and agrees to sell Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel to such holder that such sale is exempt from the registration requirements of Section 5 of the 1933 Act.

                  h. AUTHORIZATION; ENFORCEMENT. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Investor and are valid and binding agreements of such Investor enforceable against such Investor in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  i. RESIDENCY. Such Investor is a resident of that jurisdiction specified on the Schedule of Investors.

                  j. FREE OF LIENS. Assuming that pursuant to the Securities Purchase Agreement the Company issued such Investor the Preferred Shares held by such Investor free and clear of any taxes, security interest, liens, encumbrances, claims and demands of any kind whatsoever, at the time of the applicable Closing such Investor shall hold the Preferred Shares to be redeemed by the Company from such Investor at such Closing, and shall transfer such shares to the Company, free and clear of any restrictions on transfer, taxes, security interest, liens, encumbrances and demands of any kind whatsoever.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to each of the Investors that:

                  a. ORGANIZATION AND QUALIFICATION. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 10% of the capital stock or holds an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). A complete list of entities in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest is set forth in SCHEDULE 3(A).

                  b. AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHER INSTRUMENTS. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in
Section 5), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the redemption of the Preferred Shares and the issuance of the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, and
(iv) this Agreement and the Registration Rights Agreement and, when executed and delivered, the other Transaction Documents, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                  c. CAPITALIZATION. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which as of the date hereof 18,332,913 shares are issued and outstanding (other than shares of Common Stock issued pursuant to shares of the Preferred Stock converted on or prior to the date hereof), 2,713,792 shares are issuable and reserved for issuance pursuant to the Company's stock option and purchase plans and 967,933 shares are issuable and reserved for issuance pursuant to securities (other than the shares of Preferred Stock, the Warrants, the warrants issued by the Company pursuant to the Securities Purchase Agreement and shares of Common Stock issuable pursuant to any Conversion Notice (as defined in the Articles of Amendment) delivered to the Company on or prior to the date hereof) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 2,000,000 shares of preferred stock, of which as of the date hereof, 15,000 shares are designated as Series B Convertible Preferred Stock, of which 15,000 shares are issued and outstanding (without giving effect to any Conversion Notices (as defined in the Articles of Amendment) delivered to the Company on or prior to the date hereof). All of such outstanding shares have been and are, or upon issuance will be, validly issued, fully paid and nonassessable. Except as disclosed in SCHEDULE 3(C), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company;
(iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Investor true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities (other than the Preferred Stock and the Old Warrants) convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                  d. ISSUANCE OF SECURITIES. At least 1,343,333 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon exercise of the Warrants. Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the

Securities is exempt from registration under the 1933 Act. The issuance by the Company of the New Warrants is being made in reliance upon the exemption from registration set forth in Rule 506 of Regulation D under the 1933 Act and is only being made to "accredited investors" that meet the requirements of Rule 501(a) of Regulation D and similar exemptions under state law. The issuance by the Company of the Exchanged Warrants is being made in reliance upon the exemption from registration set forth in Section 3(a)(9) of the 1933 Act and similar exemptions under state law.

                  e. NO CONFLICTS. Except as disclosed in SCHEDULE 3(E), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the redemption of the Preferred Shares and the reservation for issuance and issuance of the Warrant Shares) will not
(i) result in a violation of the Articles of Incorporation, any articles of amendment of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in
SCHEDULE 3(E), neither the Company nor its Subsidiaries is in violation of any term of (i) its Articles of Incorporation, any articles of amendment of any outstanding series of preferred stock or its By-laws or their organizational charter or by-laws, respectively, or (ii) any statute, rule or regulation applicable to the Company or its Subsidiaries and neither the Company nor its Subsidiaries is in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order, except for such violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity except for such violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and except such as have been obtained as of the date hereof, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed in SCHEDULE 3(E), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and such consents shall have been obtained prior to the Closing. The Company and its Subsidiaries are unaware of any facts or circumstances which might reasonably be expected to give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Nasdaq National Market as in effect on the date hereof and, except as disclosed in SCHEDULE 3(E), has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Nasdaq National Market in the foreseeable future.

                  f. SEC DOCUMENTS; FINANCIAL STATEMENTS. Since December 31, 1998, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act, (all of the foregoing filed after December 31, 1998 and prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). A complete list of the Company's SEC Documents is set forth on SCHEDULE 3(F). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year- end audit adjustments). Neither the Company nor any of its Subsidiaries nor any of their officers, directors, employees or agents have provided the Investors with any material, nonpublic information. The Company meets the requirements for the use of Form S-3 for registration of the resale of the Registrable Securities (as defined in the Registration Rights Agreement) by each Investor.

                  g. ABSENCE OF CERTAIN CHANGES. Except as has previously been publicly disclosed (or, in connection with determining compliance with this representation being made on any Closing Date after the Initial Closing Date, as may be publicly disclosed after the date of this Agreement and prior to such Closing Date) by the Company, since December 31, 1999 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities, results of operations or prospects of the Company or its Subsidiaries, taken as a whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact which would reasonably lead a creditor to do so.

                  h. ABSENCE OF LITIGATION. Except as disclosed in SCHEDULE 3(H), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, except as expressly set forth in SCHEDULE 3(H). Except as set forth in SCHEDULE 3(H), to the knowledge of the Company none of the directors or officers of the Company have been involved in securities related litigation during the past five years.

                  i. ACKNOWLEDGMENT REGARDING THE TRANSACTIONS. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that none of the Investors is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any of the Investors or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Investor's investment in the Securities and the Company's redemption of the Preferred Shares. The Company further represents to each Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                  j. Intentionally omitted.

                  k. NO SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has paid or given, either directly or indirectly, any commission or other remuneration to any person for soliciting the exchange of the Old Warrants for the Exchanged Warrants or for any other transaction contemplated by this Agreement.

                  l. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or, except for the offer and sale of the shares of Preferred Stock and the related warrants pursuant to the Securities Purchase Agreement, cause this offering of Securities to be integrated with prior offerings by the Company for purposes of the

1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq National Market, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

                  m. EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company's or its Subsidiaries' employees is a member of a union, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company's Board of Directors that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company and the Company does not expect to terminate any such officer during the six months following the date of this Agreement.

                  n. INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on SCHEDULE 3(N), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where such expiration or termination would not have either individually or in the aggregate a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on
SCHEDULE 3(N), no claim, action or proceeding has been made or brought against, or to the Company's knowledge, has been threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement. Except as set forth on
SCHEDULE 3(N), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties except where the failure to do so would not have either individually or in the aggregate a Material Adverse Effect.

                  o. REGULATORY PERMITS. Except where the absence of which would not have a Material Adverse Effect, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses. Neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                  p. INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  q. TAX STATUS. Except as set forth in SCHEDULE 3(Q), the Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                  r. TRANSACTIONS WITH AFFILIATES AND EMPLOYEES. Except as set forth on SCHEDULE 3(R) or in the SEC Documents filed at least ten days prior to the date hereof and other than the grant or exercise of stock options disclosed on SCHEDULE 3(C), none of the officers or directors of the Company and, to the Company's knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  s. DILUTIVE EFFECT. The Company understands and acknowledges that the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                  t. APPLICATION OF TAKEOVER PROTECTIONS. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations under the Transaction Documents and the Articles of Amendment, including, without limitation, the Company's issuance of the Securities and the Investors' ownership of the Securities.

                  u. RIGHTS AGREEMENT. As of the date hereof, the Company has not adopted a shareholder rights plan or similar arrangement relating to accumulation of beneficial ownership of Common Stock or a change in control of the Company.

                  v. YEAR 2000 COMPLIANCE. The Company believes that the computer applications that are currently being used by its or any Subsidiary's business and operations are reasonably expected to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 other than those applications whose inability to properly perform date- sensitive functions would not have, either individually or in the aggregate, a Material Adverse Effect.

                  w. TITLE. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 3(W) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                  x. INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

                  y. ENVIRONMENTAL LAWS. The Company and its Subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, except where the failure to receive such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval, except where the failure to be in compliance or receive such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

                  z. NO OTHER AGREEMENTS. The Company has not, directly or indirectly, made any agreements with any Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

         4. COVENANTS.

                  a. BEST EFFORTS. Each party shall use its best efforts to satisfy timely each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                  b. FORM D AND BLUE SKY. The Company agrees to file a Form D with respect to the New Warrants and the New Warrant Shares as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before the Initial Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Investors at the Initial Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Investors on or prior to the Initial Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Initial Closing Date.

                  c. REPORTING STATUS. Until the earlier of (i) the date which is one year after the date on which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Warrant Shares without restriction pursuant to Rule

144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date on which (A) the Investors shall have sold all the Warrant Shares and (B) none of the Warrants is outstanding (the "REPORTING PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                  d. RULE 144. The Company shall not, directly or indirectly, dispute or otherwise interfere with any claim by a holder of the Exchanged Warrants that such holder's holding period of any Exchanged Warrants for purposes of Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144") relates back (i.e., tacks) to the holding period for the Old Warrants.

                  e. FINANCIAL INFORMATION. The Company agrees to send the following to each Investor during the Reporting Period: (i) unless filed and available through the SEC's EDGAR system, within two (2) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments thereto filed pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries (or the day after, if released through a recognized wire service) and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                  f. RESERVATION OF SHARES. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the Warrant Shares (without regard to any limitations on exercise thereof).

                  g. EXPENSES. Subject to Section 9(l) below, at the Initial Closing, the Company shall pay to Fisher Capital Ltd. and Wingate Capital Ltd. (each an Investor) or their designee an aggregate expense allowance of $15,000.

                  h. LISTING. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system (including the Nasdaq National Market), if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for listing on the Nasdaq National Market, the Nasdaq SmallCap Market, The American Stock Exchange, Inc. or any national securities exchange (collectively, the "EXCHANGES" and each an "EXCHANGE"). Neither the Company nor any of its Subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on an Exchange (other than to switch listings from one Exchange to another Exchange). The Company shall promptly, and in no event later than the following Business Day, offer to provide to each Investor copies of any notices it receives from an Exchange regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange, but only if such notices shall not contain any material nonpublic information. The Company shall pay all fees and expenses in connection with satisfying its obligations under this
Section 4(h).

                  i. RESTRICTIONS ON CONVERSIONS. Subject to the exceptions described below, each Investor severally agrees that it will not convert any Preferred Shares held by such Investor during the period beginning on the date of this Agreement and ending on and including September 29, 2000. Notwithstanding the foregoing, the conversion restrictions set forth in this
Section 4(i) shall not apply on or after any of the following (each a "CONVERSION RESTRICTION EXCLUSION EVENT DATE"): (a) any Redemption Closing Date on which the Company fails to pay the Redemption Price for any Preferred Share the Company is required to redeem on such Redemption Closing Date in a timely manner and in accordance with Section 1; (b) any date on which there shall have occurred an event constituting a Triggering Event (as defined in the Articles of Amendment) or a Liquidity Default (as defined in the Articles of Amendment) (other than (A) a Liquidity Default set forth in Section 3(g)(vi) of the Articles of Amendment, provided that the Company files the proxy statement (or an amendment to the proxy statement) referred to in Section 4(g) of the Securities Purchase Agreement (the "PROXY STATEMENT") on or prior to May 10, 2000 which sets forth the terms of the transactions contemplated hereby and the Company receives the Stockholder Approval (as defined in Section 4(g) of the Securities Purchase Agreement) on or before the earlier of (x) July 17, 2000 and
(y) the date which is 40 days after the Company learns that no review of the Proxy Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Proxy Statement (the earlier of such dates is referred to herein as the "MEETING DEADLINE"), (B) a Liquidity Default set forth in Section 3(g)(iv) of the Articles of Amendment, (C) a Liquidity Default set forth in Section 3(g)(vii) of the Articles of Amendment, (D) a Triggering Event set forth in Section 3(b)(iii) of the Articles of Amendment, but only to the extent such Triggering Event occurs prior to the Meeting Deadline, (E) a Liquidity Default set forth in Section 3(g)(viii), and (F) a Liquidity Default set forth in Section 3(g)(iii) of the Articles of Amendment occurring prior to May 15, 2000, provided that the Company amends the registration statement referred to in Section 3(g)(iii) of the Articles of Amendment or files a new registration statement, on or before May 15, 2000 (such defaults described in the immediately preceding clauses (A), (B), (C), (D), (E) and (F) are referred to herein as "EXCLUDED LIQUIDITY DEFAULTS")) or an event that with the passage of time and without being cured would constitute a Triggering Event or a Liquidity Default (other than Excluded Liquidity Defaults); (c) the first date on which the Company fails to comply with its obligations under Section 4(n) or on or after the first of any of the dates set forth in Section 4(n) with respect to which the Company has failed to publicly announce (in a manner consistent with Rule 135c of the 1933 Act) its satisfaction of its obligations under Section 4(n) as of such date in Section 4(n); or (d) the first date on which the Company breaches any representation, warranty or covenant in this Agreement, the Registration Rights Agreement or any of the Warrants or otherwise fails to comply in any respect with the terms of this Agreement, the Registration Rights Agreement and the Warrants, except (A) in the case of a covenant which is curable, only if such breach continues for a period of at least five (5) Business Days and (B) a breach of the second sentence of Section 4(h).

                  j. RESTRICTIONS ON EXERCISES. Subject to the exceptions described below, each Investor severally agrees that it will not exercise any Warrants held by such Investor during the period beginning on the date of this Agreement and ending on and including the date which is 180 days after the date of this Agreement. Notwithstanding the foregoing, the exercise restrictions set forth in this Section 4(j) shall not apply on or after any of the following: (a) any Conversion Restriction Exclusion Event Date; or (b) any date on which there shall have been an announcement of a pending, proposed or intended Change of Control.

                  k. TRANSACTIONS WITH AFFILIATES. So long as (i) any Warrants are outstanding or (ii) any Investor owns Warrant Shares with a market value of at least $500,000, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "RELATED PARTY"), except for (a) customary employment arrangements and benefit or stock option programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company or (c) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "AFFILIATE" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "CONTROL" or "CONTROLS" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

                  l. FILING OF FORM 8-K. On or before the second (2nd) Business Day following the Initial Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents and consummated at the Initial Closing, in the form required by the 1934 Act, and attaching as exhibits to such Form 8-K copies of this Agreement (including the Disclosure Schedules hereto (excluding annexes to the Disclosure Schedules)), the Registration Rights Agreement, the form of Exchanged Warrant and the form of New Warrant. If all the Preferred Shares required to be redeemed by the Company at a Redemption Closing (after the Initial Closing) pursuant to
Section 1 are not redeemed by the Company on the applicable Closing Date, then on or before the (1st) Business Day after such Redemption Closing Date the Company shall file a Form 8-K with the SEC disclosing the failure of the Company to redeem such Preferred Shares on such Closing Date.

                  m. CORPORATE EXISTENCE. So long as any Investor beneficially owns any Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction
(i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is listed for trading on an Exchange.

                  n. ADDITIONAL FINANCING. On or prior to June 17, 2000, the Company shall consummate one or more financing(s) which provides aggregate net proceeds of immediately available and unrestricted funds of at least $4,000,000 to the Company on or prior to June 17, 2000 and which financing(s) do not give any person(s) the right to demand repayment or redemption at any time prior to December 31, 2000. On or prior to July 31, 2000, the Company shall consummate one or more financing(s) which, together with other financings consummated by the Company after the date of this Agreement and on or prior to July 31, 2000, provides aggregate net proceeds of immediately available and unrestricted funds of at least $9,000,000 to the Company on or prior to July 31, 2000 and which financing(s) do not give any person(s) the right to demand repayment or redemption at any time prior to December 31, 2000. On or prior to August 30, 2000, the Company shall consummate one or more financing(s) which, together with other financings consummated by the Company after the date of this Agreement and on or prior to August 30, 2000, provides aggregate net proceeds of immediately available and unrestricted funds of at least $13,000,000 to the Company on or prior to August 30, 2000 and which financing(s) do not give any person(s) the right to demand repayment or redemption at any time prior to December 31, 2000.

                  o. EXCEPTION FROM EXCLUSION OF SHORT SALE RESTRICTIONS. Until the first of any Conversion Restriction Exclusion Event Dates, each Investor (i) waives the effect of the Closing Sale Price (as defined in the Articles of Amendment) of the Company's Common Stock being less than $4.21 for 10 trading days out of 15 consecutive trading days, either prior to or following the date of this Agreement, on Section 4(n) of the Securities Purchase Agreement, except with respect to a number of shares of Common Stock equal to the aggregate number of shares of Common Stock which such Investor and its affiliates have the right to acquire upon exercise of the Warrants held by such Investor and its affiliates (without regard to any limitations on exercises of the

Warrants), and (ii) waives the effect of any Excluded Liquidity Defaults on
Section 4(n) of the Securities Purchase Agreement.

         5. TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Investor or its respective nominee(s), for the Warrant Shares in such amounts as specified from time to time by each Investor to the Company upon exercise of the Warrants (in the form attached hereto as EXHIBIT D, the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS") unless such issuance is prohibited by Section 2(g) of the Warrants. Prior to registration of the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Warrant Shares, prior to registration of the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If an Investor provides the Company with an opinion of counsel, in a form reasonably satisfactory to the Company, that registration of a resale by such Investor of any of such Securities is not required under the 1933 Act or such Investor provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Investor and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 would be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Investors shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.

                  (a) The obligation of the Company hereunder to issue the Warrants to each Investor at the Initial Closing and redeem the applicable number of Preferred Shares (as set forth in Section 1(b)) from such Investor is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

                  (i) Such Investor shall have executed each of this Agreement and the Registration Rights Agreement and delivered the same to the Company.

                  (ii) Such Investor shall have delivered to the Company the Stock Certificates representing the Preferred Shares to be redeemed by the Company from such Investor at the Initial Closing with stock powers duly endorsed in blank.

                  (iii) Such Investor shall have delivered to the Company the original Old Warrant issued to such Investor pursuant to the Securities Purchase Agreement.

                  (iv) The representations and warranties of such Investor contained herein shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Initial Closing Date.

                  (b) The obligation of the Company hereunder to redeem the applicable number of Preferred Shares (as set forth in Section 1(b)) from an Investor at a Redemption Closing after the Initial Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

                  (i) Such Investor shall have delivered to the Company the Stock Certificates representing the Preferred Shares to be redeemed by the Company from such Investor at such Closing with stock powers duly endorsed in blank.

                  (iii) The representations and warranties of such Investor contained in paragraphs (h) and (j) of Section 2 shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to such Closing Date.

         7. CONDITIONS TO EACH INVESTOR'S OBLIGATIONS AT CLOSING.

                  (a) The obligation of each Investor hereunder to permit the Company to redeem the applicable number of Preferred Shares (as set forth in Section 1(b)) at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for such Investor's sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company and each Investor with prior written notice thereof:

                  (i) The Company shall have executed each of the Transaction Documents, and delivered the same to such Investor.

                  (ii) The Common Stock shall be designated for quotation on or listed on an Exchange and shall not have been suspended from trading on or delisted from such Exchange nor shall delisting or suspension by such exchanges have been threatened either (A) in writing by such Exchange or (B) by falling below the minimum listing maintenance requirements of such Exchange. The Company shall have complied with the listing requirements of the Nasdaq National Market for the Warrant Shares issuable upon exercise of the Warrants.

                  (iii) The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as such Investor may reasonably request, including, without limitation, an update as of the Initial Closing Date regarding the representation contained in Section 3(c) above.

                  (iv) Such Investor shall have received the opinion of Holland & Knight LLP dated as of the Initial Closing Date, in substantially the form of EXHIBIT E, attached hereto.

                  (v) The Company shall have executed and delivered to such Investor the Exchanged Warrant and the New Warrant to be issued to such Investor (as set forth in Section 1(a)) at the Initial Closing.

                  (vi) The Company shall have delivered to such Investor the Redemption Price for the number of Preferred Shares being redeemed by the Company from such Investor (as set forth in Section 1(b)) at the Initial Closing Date.

                  (vii) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to such Investor (the "RESOLUTIONS").

                  (viii) As of the Initial Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrants, at least 1,343,333 shares of Common Stock.

                  (ix) The Irrevocable Transfer Agent Instructions, in the form of EXHIBIT D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                  (x) The Company shall have delivered to such Investor a secretary's certificate, dated as of the Closing Date, certifying as to
         (A) the Resolutions, (B) the Articles of Incorporation and (C) the By-laws, each as in effect at the Initial Closing Date.

                  (xi) During the period beginning on the date of this Agreement and ending on and including the Initial Closing Date no Triggering Event (as defined in the Articles of Amendment) or Liquidity Default (as defined in the Articles of Amendment), other than an Excluded Liquidity Default, or an event that with the passage of time and without being cured would constitute a Triggering Event or Liquidity Default, other than an Excluded Liquidity Default, shall have occurred. Such Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect.

                  (xii) The Company shall have delivered to the Investors such other documents relating to the transactions contemplated by the Transaction Documents as the Investors or their counsel may reasonably request.

                  (b) The obligation of each Investor hereunder to permit the Company to redeem the applicable number of Preferred Shares (as set forth in Section 1(b)) at the applicable Closing (after the Initial Closing) is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for such Investor's sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company and each Investor with prior written notice thereof:


                  (i) The representations and warranties of the Company contained in paragraphs (a), (b), (d), (e) (except for the last sentence of such paragraph (e)), (f), (g) and (z) of Section 3 shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date). The Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Closing Date, other than the second sentence of Section 4(h). Such Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of such Closing Date, to the foregoing effect and as to such other matters as such Investor may reasonably request.

                  (ii) Such Investor shall have received the opinion of Holland & Knight LLP dated as of the applicable Closing Date, in substantially the form of EXHIBIT E, attached hereto.

                  (iii) The Company shall have delivered to such Investor the Redemption Price for the number of Preferred Shares being redeemed by the Company from such Investor (as set forth in Section 1(b)) at the applicable Closing Date.

                  (iv) The Board of Directors of the Company shall have adopted, and shall not have amended or rescinded, the Resolutions.

                  (v) The Irrevocable Transfer Agent Instructions shall be in effect as of the applicable Closing Date.

                  (vi) The Company shall have delivered to such Investor a secretary's certificate, dated as of the Closing Date, certifying as to
         (A) the Resolutions, (B) the Articles of Incorporation and (C) the By-laws, each as in effect at such Closing Date.

                  (vii) During the period beginning on the date of this Agreement and ending on and including such Closing Date no Triggering Event (as defined in the Articles of Amendment) or Liquidity Default (as defined in the Articles of Amendment), other than an Excluded Liquidity Default, or an event that with the passage of time and without being cured would constitute a Triggering Event or Liquidity Default, other than an Excluded Liquidity Default, shall have occurred. Such Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of such Closing Date, to the foregoing effect.

                  (viii) The Company shall have delivered to the Investors such other documents relating to the transactions contemplated by the Transaction Documents as the Investors or their counsel may reasonably request.

         8. INDEMNIFICATION. In consideration of each Investor's execution and delivery of the Transaction Documents and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Investor and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a shareholder derivative suit) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) solely the status of such Investor or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         9. GOVERNING LAW; MISCELLANEOUS.

                  a. GOVERNING LAW; JURISDICTION; JURY TRIAL. The corporate laws of the State of Florida shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non- exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  b. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  c. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between the Investors, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. Notwithstanding the foregoing and except as otherwise specifically provided in the Transaction Documents, the Securities Purchase Agreement, the registration rights agreement, dated as of December 23, 1999, among the Company and the buyers named therein (the "SERIES B REGISTRATION RIGHTS AGREEMENT") and the Articles of Amendment shall remain in full force and effect with respect to the securities and the transactions contemplated thereby. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investors which received Warrants representing at least two-thirds (2/3) of the Warrant Shares underlying the Warrants on the Initial Closing Date, or their assigns or, if prior to the Initial Closing Date, the Investors listed on the Schedule of Investors as holding at least two-thirds (2/3) of the Preferred Shares held by all the Investors. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares or Warrants then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents.

                  f. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  ProxyMed, Inc.
                  2555 Davie Road, Suite 110
                  Fort Lauderdale, Florida 33317
                  Telephone: (954) 473-1001
                  Facsimile: (954) 473-0620
                  Attention: Chief Executive Officer and Chief Legal Officer

         With a copy to:

                  Holland & Knight LLP
                  701 Brickell Avenue, Suite 3000
                  Miami, Florida 33131
                  Telephone: 305-374-8500
                  Facsimile: 305-789-7799
                  Attention: Steven Sonberg, Esq.

         If to the Transfer Agent:

                  North American Transfer Company
                  147 West Merrick Road
                  Freeport, New York 11520
                  Telephone: (516) 379-8501
                  Facsimile: (516) 379-8525
                  Attention: Mildred Rostolter

                  If to an Investor, to it at the address and facsimile number set forth on the Schedule of Investors, with copies to such Investor's representatives as set forth on the Schedule of Investors, or at such other address and/or facsimile number and/or to the attention of such other person(s) as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communications, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                  g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder, including by merger or consolidation (except pursuant to a merger or consolidation with respect to which the Company is in compliance with Section 4(m) of this Agreement and
Section 9(b) of the Warrants), without the prior written consent of the Investors which received Warrants representing at least two-thirds (2/3) of the Warrant Shares underlying the Warrants on the Closing Date, or their assigns. An Investor or any Permitted Assignee (as defined below) may assign some or all of its rights under this Agreement (i) to any person with the consent of the Company, which consent shall not be unreasonably withheld, or (ii) without the consent of the Company, to any person or entity which or who, immediately prior to such assignment, is (A) an affiliate of such Investor or Permitted Assignee,
(B) an Investor which has executed this Agreement or (C) an entity or fund which has the same principal investment adviser or manager as the Investor or Permitted Assignee (each such person or entity described in the immediately preceding clauses (A), (B) and (C) is referred to as a "PERMITTED ASSIGNEE"); provided, however, that any such assignment shall not release such Investor from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, Investors shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by the Securities.

                  h. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. SURVIVAL. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Investors contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive each of the Closings. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  j. PUBLICITY. The Company and each Investor shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions as the Company reasonably believes, after consulting with its counsel, to be required by applicable law and regulations (although each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                  k. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  l. TERMINATION. In the event that the Initial Closing shall not have occurred with respect to an Investor on or before one (1) Business Day after the date hereof due to the Company's or the Investor's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall be obligated to make the payment described in Section 4(g) on the date of such termination provided that neither Fisher Capital Ltd. nor Wingate Capital Ltd. shall have breached this Agreement.

                  m. PLACEMENT AGENT. The Company acknowledges that it has not engaged any placement agent in connection with the issuance of the Warrants or redemption of the Preferred Shares. The Company shall be responsible for the payment of any placement agent's fees or brokers' commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

                  n. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  o. REMEDIES. Each Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and, except as otherwise specifically provided in the Transaction Documents, all rights and remedies which such holders have been granted at any time under any other agreement or contract (including, without limitation, the Securities Purchase Agreement, the Series B Registration Rights Agreement and the Articles of Amendment) and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  p. PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to any Investor hereunder or pursuant to the Registration Rights Agreement or the Warrants or such Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or to a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then, to the extent of any such restoration, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                                   * * * * * *

         IN WITNESS WHEREOF, the Investors and the Company have caused this Redemption and Exchange Agreement to be duly executed as of the date first written above.

COMPANY:                                      INVESTORS:

PROXYMED, INC.                                FISHER CAPITAL LTD.

By: /s/ John Okkerse                          By:
Name: John Okkerse                            Name: Daniel J. Hopkins
Title: President                              Its: Authorized Signatory

                                              WINGATE CAPITAL LTD.

                                              By:
                                              Name: Daniel J. Hopkins
                                              Its: Authorized Signatory

                                              LEONARDO, L.P.

                                              By: ANGELO, GORDON & CO., L.P.
                                              Its: General Partner

                                              By:
                                              Name: Michael L. Gordon
                                              Its: Chief Operating Officer

                                              ROYAL BANK OF CANADA

                                              By: RBC DOMINION SECURITIES
                                                    CORPORATION
                                              Its: Agent

                                              By:
                                              Name:
                                              Its:

                                              AND

                                              By:
                                              Name:
                                              Its:

                              SCHEDULE OF INVESTORS

                                                                         NUMBER OF
                                                                        OLD WARRANT
                                                                         SHARES /
                                                            NUMBER OF       NEW
                                  INVESTOR ADDRESS          PREFERRED     WARRANT   INVESTOR'S REPRESENTATIVES' ADDRESS
      INVESTOR NAME            AND FACSIMILE NUMBER           SHARES      SHARES           AND FACSIMILE NUMBER
-------------------------- ----------------------------- -------------- ----------- -----------------------------------
Fisher Capital Ltd.        c/o Citadel Investment Group,       2,480     132,267 /  Katten Muchin & Zavis
                           L.L.C.                                         124,000   525 W. Monroe Street, Suite 1600
                           225 West Washington Street                               Chicago, Illinois 60661-3693
                           Chicago, Illinois 60606                                  Attention: Robert J. Brantman, Esq.
                           Attention: Daniel Hopkins                                Facsimile: (312) 902-1061
                           Facsimile: (312) 338-0780                                Telephone: (312) 902-5200
                           Telephone: (312) 696-2100
                           Residence: Illinois
Wingate Capital Ltd.       c/o Citadel Investment Group,       1,520     81,066 /   Katten Muchin & Zavis
                           L.L.C.                                         76,000    525 W. Monroe Street, Suite 1600
                           225 West Washington Street                               Chicago, Illinois 60661-3693
                           Chicago, Illinois 60606                                  Attention: Robert J. Brantman, Esq.
                           Attention: Daniel Hopkins                                Facsimile: (312) 902-1061
                           Facsimile: (312) 338-0780                                Telephone: (312) 902-5200
                           Telephone: (312) 696-2100
                           Residence: Illinois
Leonardo, L.P.             c/o Angelo, Gordon & Co., L.P.      5,000     266,667 /  Angelo, Gordon & Co., L.P.
                           245 Park Avenue - 26th Floor                   250,000   245 Park Avenue - 26th Floor
                           New York, New York 10167                                 New York, New York 10167
                           Attention: Gary Wolf or Ari                              Attention: Gary Wolf or Ari Storch
                           Storch                                                   Facsimile: (212) 867-6449
                           Facsimile: (212) 867-6449                                Telephone: (212) 692-2035
                           Telephone: (212) 692-2035
                           Residence: Cayman Islands
Royal Bank of Canada       Royal Bank of Canada                4,000     213,333 /  Royal Bank of Canada
                           c/o RBC Dominion Securities                    200,000   c/o RBC Dominion Securities
                             Corporation                                            Corporation
                           One Liberty Plaza                                        One Liberty Plaza
                           165 Broadway                                             165 Broadway
                           New York, New York 10006                                 New York, New York 10006
                           Attention: Kevin A. Felix                                Attention: Kevin A. Felix
                           Facsimile: (212) 858-7437                                Facsimile: (212) 858-7437
                           Telephone: (212) 858-7384                                Telephone: (212) 858-7384

                                    SCHEDULES

Schedule of Investors
Schedule 3(a)       -      Subsidiaries
Schedule 3(c)       -      Capitalization
Schedule 3(e)       -      Conflicts
Schedule 3(f)       -      SEC Documents
Schedule 3(h)       -      Litigation
Schedule 3(n)       -      Intellectual Property
Schedule 3(q)       -      Tax Status
Schedule 3(r)       -      Transactions with Affiliates
Schedule 3(w)       -      Liens

                                    EXHIBITS

Exhibit A           -      Form of Exchanged Warrant
Exhibit B           -      Form of New Warrant
Exhibit C           -      Form of Registration Rights Agreement
Exhibit D           -      Form of Irrevocable Transfer Agent Instructions
Exhibit E           -      Form of Company Counsel Opinion

                                 PROXYMED, INC.

            DISCLOSURE SCHEDULE TO REDEMPTION AND EXCHANGE AGREEMENT

         This Disclosure Schedule is delivered pursuant to the Redemption and Exchange Agreement, dated as of May 4, 2000 (the "Redemption and Exchange Agreement"), by and among ProxyMed, Inc. (the "Company") and the investors listed on the Schedule of Investors attached thereto (collectively, the "Investors"). The section cross-references to the Redemption and Exchange Agreement are included for convenience only and are not to be read as part of the disclosures.

         Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Redemption and Exchange Agreement, of which this Disclosure Schedule is a part. This Disclosure Schedule supersedes and replaces any other disclosure schedule or document list previously furnished by the Company to the Investors.

                                      * * *

                          SCHEDULE 3(A) - SUBSIDIARIES

                                                   STATE OF          PERCENTAGE
         NAME OF SUBSIDIARY                     INCORPORATION        OWNERSHIP
         ------------------                     -------------        ---------
Key Communications Service, Inc.                   Indiana              100%

WPJ, Inc. d/b/a Integrated Medical Systems       California             100%

                         SCHEDULE 3(C) - CAPITALIZATION

1. Attached hereto as ANNEX 3(C)(I) is a list setting forth the number of outstanding stock options granted pursuant to the Company's Stock Option Plans, including the holder of the stock option, the type of stock option, the extent to which such stock option is vested and the exercise price therefor, together with certain additional information included for informational purposes without any representation or warranty.

2. Attached hereto as ANNEX 3(C)(II) is a list setting forth the number of warrants to purchase shares of the Company's Common Stock, including the name of each holder thereof and the exercise price therefor, together with certain additional information included for informational purposes without any representation or warranty.

3. Shares of the Company's Common Stock may be issuable in accordance with the anti-dilution provisions of certain of the Company's warrants as a result of sales or issuances of shares at a price that were lower than the exercise price per share under the applicable warrant.

4. The Company is required, commencing in June 2001, to register with the SEC for resale the shares of the Company's Common Stock underlying the warrant held by Walgreen Co. to purchase 200,000 shares of Company's Common Stock. In addition, the Company regularly registers employee stock options on Form S-8.

5. Reference is hereby made to the Preferred Stock and the warrants issued in connection therewith and the Registration Rights Agreement dated December 23, 1999 and the Securities Purchase Agreement dated December 23, 1999, entered into with the holders of the Preferred Stock.

                            SCHEDULE 3(E) - CONFLICTS

The Nasdaq National Market requires listed companies to maintain a minimum bid price of $1.00 per share. In the event that the bid price for the Company's Common Stock price falls below $1.00 per share, the Company's Common Stock would be subject to suspension or delisting. The Company's Common Stock on the Nasdaq National Market has recently traded at prices between $1.00 and $2.00.

                          SCHEDULE 3(F) - SEC DOCUMENTS

         Attached hereto as ANNEX 3(F) is a complete list of the Company's SEC Documents.

                           SCHEDULE 3(H) - LITIGATION

1. PROXYMED, INC. V. AETNA US HEALTHCARE AND ENVOY CORPORATION. On May 21, 1999, the Company filed Case No. 121990013799 with the American Arbitration Association in Hartford, Connecticut, relating to amounts due to the Company from such companies in the aggregate amount of approximately $638,000 on account of services rendered, and Envoy Corporation's counterclaim against the Company relating to amounts due to Envoy from the Company in the aggregate amount of approximately $354,000.

2. PROXYMED, INC. V. IDX SYSTEMS CORPORATION. On March 10, 2000, the Company filed a complaint in the Circuit Court of the Seventeenth Judicial Circuit in Broward County, Florida, Case No. 4302, against IDX Systems Corporation. The Complaint alleges breach of two separate business related contracts, breach of a confidentiality and non-disclosure agreement, misappropriation of trade secrets and for declaratory judgment. The Company seeks injunctive relief, unspecified money damages, declaratory judgment and attorney fees and costs. The Complaint has not been served upon the defendant as yet.

3. PROXYMED, INC. V. ZIRMED.COM, INC., ET AL. On March 15, 2000, the Company filed a complaint, and a Temporary Retraining Order was issued in the Jefferson Circuit Court, Division (Eight), Kentucky, Case No. 00-C1-01855, against a former employee and his employer for violation of the former employee's post-termination no compete agreement with the Company. The matter is pending. On April 10, 2000, ZirMed and Mark Kelemenl filed for declaratory relief in the Superior Court of DeKalb County, Georgia. On April 10, 2000, the Company removed the action to the United States District Court for the Northern District of Georgia, Civil Action File No. 1:00CV-0976. The matter is pending.

                      SCHEDULE 3(N) - INTELLECTUAL PROPERTY

                                      NONE

                           SCHEDULE 3(Q) - TAX STATUS

                                      NONE

           SCHEDULE 3(R) - TRANSACTIONS WITH AFFILIATES AND EMPLOYEES

1. From time to time from 1995 to 1999, the Company has made unsecured loans to John Paul Guinan. The current balance of the loans is approximately $51,000.

                              SCHEDULE 3(W) - LIENS

                              UCC FILINGS OF RECORD

---------------------------------- -----------------------------------------------------------------------------------
1.   COLLATERAL:                   All Assets - Accounts receivable - Inventory - Products and proceeds
     FILING NO.:                   2269026
     DATE FILED:                   07/19/1999
     SEC. PARTY:                   TRANSAMERICA BUSINESS CREDIT CORPORATION,
                                   SHERMAN OAKS, CALIFORNIA
     FILED WITH:                   SECRETARY OF STATE/UCC DIVISION, INDIANA
     DEBTOR:                       PROXYMED, INC.
---------------------------------- -----------------------------------------------------------------------------------
2.   COLLATERAL:                   All  negotiable  instruments  including  proceedings  and  products - All accounts receivable  including proceeds and products - All Inventory including proceeds and products - All Account(s) including proceeds and products
     FILING NO.:                   990000161578
     DATED FILED:                  07/16/99
     SEC. PARTY:                   TRANSAMERICA BUSINESS CREDIT CORPORATION,
                                   SHERMAN OAKS, CALIFORNIA
     FILED WITH:                   SECRETARY OF STATE/UCC DIVISION, FLORIDA
     DEBTOR:                       PROXYMED, INC.
---------------------------------- -----------------------------------------------------------------------------------
3.   COLLATERAL:                   Negotiable  instruments  including  proceeds  and  products - Accounts  receivable including  proceeds  and  products - Inventory  including  proceeds and products -
                                   Assets including proceeds and products
     FILING NO.:                   9920260488
     DATED FILED:                  07/15/1999
     SEC. PARTY:                   TRANSAMERICA BUSINESS CREDIT CORPORATION,
                                   SHERMAN OAKS, CALIFORNIA
     FILED WITH:                   SECRETARY OF STATE/UCC DIVISION, CALIFORNIA
     DEBTOR:                       WPJ, INC., SANTA ANA, CALIFORNIA
---------------------------------- -----------------------------------------------------------------------------------

---------------------------------- -----------------------------------------------------------------------------------
4.   COLLATERAL:                   Negotiable  instruments  including  proceeds  and  products - Accounts  receivable including  proceeds products - Inventory  including proceeds and products - Assets including proceeds and products
     FILING NO.:                   9920260476
     DATED FILED:                  07/15/99
     SEC. PARTY:                   TRANSAMERICA BUSINESS CREDIT CORPORATION,
                                   SHERMAN OAKS, CALIFORNIA
     FILED WITH:                   SECRETARY OF STATE/UCC DIVISION, CALIFORNIA
     DEBTOR:                       PROXYMED, INC.
---------------------------------- -----------------------------------------------------------------------------------
5.   COLLATERAL:                   Negotiable instruments - Inventory - Proceeds - Account(s)
     FILING NO.:                   03399012338
     DATED FILED:                  07/19/1999
     SEC. PARTY:                   TRANSAMERICA BUSINESS CREDIT CORPORATION,
                                   SHERMAN OAKS, CALIFORNIA
     FILED WITH:                   COBB COUNTY SUPERIOR COURT, GEORGIA
     DEBTOR:                       PROXYMED, INC.
---------------------------------- -----------------------------------------------------------------------------------

---------------------------------- -----------------------------------------------------------------------------------
6.   COLLATERAL:                   Equipment
     FILING NO.:                   940000218695
     DATED FILED:                  10/27/1994
     SEC. PARTY:                   T & W FINANCE CORP. III, FEDERAL WAY, WA
     FILED WITH:                   SECRETARY OF STATE/UCC DIVISION, FLORIDA
     DEBTOR:                       PROXYMED, INC. and SUBSIDIARIES
---------------------------------- -----------------------------------------------------------------------------------

---------------------------------- -----------------------------------------------------------------------------------
7.   COLLATERAL:                   All Negotiable instruments including proceeds and products - All Accounts receivable including proceeds and products - All inventory including proceeds and products - All Account(s) including proceeds and products.
     FILING NO.:                   990000161579
     DATED FILED:                  07/16/1999
     SEC. PARTY:                   TRANSAMERICA BUSINESS CREDIT CORPORATION, SHERMAN OAKS, CA PROXYCARE, INC.
     FILED WITH:                   SECRETARY OF STATE/UCC DIVISION, FLORIDA
     DEBTOR:                       PROXYCARE, INC.
---------------------------------- -----------------------------------------------------------------------------------

---------------------------------- -----------------------------------------------------------------------------------
8.   COLLATERAL:                   All Assets including proceeds and products - All Negotiable instruments including proceeds and products - All Accounts receivable including proceeds and products -
                                   All Inventory including proceeds and products.
     FILING NO.:                   990000161580
     DATED FILED:                  07/16/1999
     SEC. PARTY:                   TRANSAMERICA BUSINESS CREDIT CORPORATION, SHERMAN OAKS, CA
     FILED WITH:                   SECRETARY OF STATE/UCC DIVISION, FLORIDA
     DEBTOR:                       KEY COMMUNICATIONS SERVICE, INC.
---------------------------------- -----------------------------------------------------------------------------------

---------------------------------- -----------------------------------------------------------------------------------
9.   COLLATERAL:                   All Assets - Accounts receivable - Inventory - Products and proceeds.
     FILING NO.:                   2269025
     DATED FILED:                  07/19/1999
     SEC. PARTY:                   TRANSAMERICA BUSINESS CREDIT CORPORATION, SHERMAN OAKS, CA
     FILED WITH:                   SECRETARY OF STATE/UCC DIVISION, FLORIDA
     DEBTOR:                       KEY COMMUNICATIONS SERVICE, INC.
---------------------------------- -----------------------------------------------------------------------------------

---------------------------------- -----------------------------------------------------------------------------------
10.  COLLATERAL:                   Negotiable instruments - Inventory - Proceeds - Account(s)
     FILING NO.:                   067999009365
     DATED FILED:                  07/16/1999
     SEC. PARTY:                   TRANSAMERICA BUSINESS CREDIT CORPORATION, SHERMAN OAKS, CA
     FILED WITH:                   GWINNETT COUNTY SUPERIOR COURT CLERK'S OFFICE, GEORGIA
     DEBTOR:                       KEY COMMUNICATIONS SERVICE, INC.
---------------------------------- -----------------------------------------------------------------------------------

---------------------------------- -----------------------------------------------------------------------------------
11.  COLLATERAL:                   Inventory including proceeds and products - Account(s) including proceeds and products - Computer equipment including proceeds and products - Fixtures including proceeds and products
     FILING NO.:                   4948
     DATED FILED:                  05/01/1998
     SEC. PARTY:                   THE FIFTH THIRD BANK OF KENTUCKY, INC., LOUISVILLE, KY
     FILED WITH:                   RECORDER OF FLOYD COUNTY, INDIANA
     DEBTOR:                       KEY COMMUNICATIONS SERVICE, INC., NEW ALBANY, IN.
     FILING NO.:                   2046389 (Continuation)
---------------------------------- -----------------------------------------------------------------------------------
12.  FILING NO.:                   2046389 (Continuation)
     DATED FILED:                  04/09/1996 (Continuation)
     ORIG. UCC FILED:              5/13/91 (1716116)
     SEC. PARTY:                   NATIONAL CITY BANK, SOUTHERN INDIANA, NEW ALBANY, IN
     FILED WITH:                   SECRETARY OF STATE/UCC DIVISION, IN
     DEBTOR:                       KEY COMMUNICATIONS SERVICES INC.
---------------------------------- -----------------------------------------------------------------------------------

The Company owns no real property.